UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

______________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

TERRASCEND CORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TerrAscend Corp. Annual Meeting of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders be Held on June 24, 2025

Meeting Date and Time: June 24, 2025 at 1:00 p.m. Eastern Time

Location: Meeting to be held virtually at https://web.lumiagm.com/229337617

This is not a form for voting. Please be advised that the Annual Report and Notice and Proxy Statement (the “Proxy Materials”) for the above noted securityholder meeting are available for viewing and downloading online. This document provides an overview of these materials, but you are reminded to access and review the information circular and other proxy materials available online prior to voting. These materials are available at:

https://ir.terrascend.com/

OR

www.sedarplus.ca

Obtaining Copies of the Proxy Materials

Shareholders may request to receive paper or email copies of the Proxy Materials related to the above referenced meeting at no cost. Unless requested, you will not otherwise receive a paper or email copy. Requests for paper copies must be received by June 10, 2025 in order to receive the paper copy in advance of the meeting. Shareholders may request to receive a paper or email copy of the Proxy Materials for up to one year from the date the materials were filed on www.sedar.com.

If you would like to request a copy of the materials for this and/or future stockholder meetings or for more information regarding notice-and-access you may (1) visit https://ir.terrascend.com/, (2) contact our transfer agent, Odyssey Trust Company, via https://odysseytrust.com/ca-en/help/ or by phone at 1-888-290-1175 (toll-free within North America) or 1-587-885-0960 (direct from outside North America) or (3) send an email to IR@TerrAscend.com.

Notice of Meeting

The resolutions to be voted on at the meeting are described in the Proxy Statement as follows:

Election of Directors:

Shareholders will be asked to elect the five nominees for director named herein for the ensuing year. Information respecting the election of directors may be found in the Proxy

Statement under “Proposal No. 1 - Election of Directors”.

1a. Craig Collard

1b. Kara DioGuardi

1c. Ira Duarte

1d. Edward Schutter

1e. Jason Wild

Appointment of Auditor:

Shareholders will be asked to ratify the re-appointment of MNP LLP by the audit committee as the Corporation’s auditor and independent public accounting firm for the fiscal year ended December 31, 2025. Information respecting the re-appointment of auditors and independent public accounting firm may be found in the Proxy Statement under “Proposal No. 2 - Ratification of Re-Appointment of MNP as Auditor and Independent Registered Public Accounting Firm”.

Stock Option Extension:

Shareholders will be asked to consider and, if deemed advisable, to approve, with or without variation, an ordinary resolution, the text of which is set forth in the accompanying Circular, to approve amendments to an aggregate of 3,706,250 stock options of the Corporation (the “Options”) held by certain insiders of the Corporation, to modify the exercise prices of such Options from their current respective exercise prices to the exercise prices set forth in the Circular, subject to meeting a service period requirement. Information respecting the stock option extension may be found in the Proxy Statement under “Proposal No. 3 – Approval of the Option Amendment Resolution”.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Voting

To vote your securities, please refer to the instructions on the enclosed Proxy or Voting Instruction Form. Your Proxy or Voting Instruction Form must be received by June 20, 2025 at 1:00 p.m. Eastern Time.

Stratification

The Issuer is providing paper copies of its Management Information Circular only to those registered shareholders and beneficial shareholders that have previously requested to receive paper materials.

Annual Financial Statements

The Issuer is providing paper copies or emailing electronic copies of its annual financial statements to registered shareholders and beneficial shareholders that have opted to receive annual financial statements and have indicated a preference for either delivery method.

Notes to Proxy

1.
Each holder has the right to appoint a person, who need not be a holder, to attend and represent them at the Annual Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse.
2.
If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3.
This proxy should be signed in the exact manner as the name appears on the proxy.

4.
If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.
The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.
6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7.
This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
8.
This proxy should be read in conjunction with the meeting materials provided and filed by Management, including the Circular.

INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME:

To Vote Your Proxy Online please visit:

   https://vote.odysseytrust.com

You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail a proxy.

To Virtually Attend the Meeting:

You can attend the meeting virtually by visiting https://web.lumiagm.com/229337617. The password to join the meeting is “terrascend2025” (case-sensitive). For further information on the virtual meeting and how to attend it, please view the management information circular of the company for the fiscal year 2024.

To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at https://odysseytrust.com/ca-en/help/.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.